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                            STOCK PURCHASE AGREEMENT

          Agreement, made as of this 1st day of September, 1996, between ANDREW
J. MCKELVEY ("Seller") and MCKELVEY ENTERPRISES, INC., a New York corporation ("Buyer").

          Seller is the record and beneficial owner of 96 shares of the common stock (the "Common Stock"), of Telephone Directory Advertising, Inc. ("TDA"), a Georgia corporation (the 96 shares of Common Stock owned by Seller are sometimes collectively referred to herein as the "Stock"). Seller desires to sell and Buyer desires to purchase the shares of Stock on the terms and conditions stated herein.

          NOW, THEREFORE, in consideration of the mutual obligations and duties of the parties hereto and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. On the basis of the representations and agreements contained herein, and effective as of 12:01 a.m. on September 1, 1996, Seller hereby sells, assigns and transfers to Buyer and Buyer hereby purchases from Seller, the Stock. Seller represents and warrants that (i) Seller is the sole record and beneficial owner of, and is hereby conveying to Buyer good and marketable title in and to the Stock, free and clear of any liens, claims and encumbrances, other than the liens, claims and encumbrances created by the Stock Purchase Agreement, dated May 26, 1977 among Timothy P. Hanley, Seller, Buyer and another party (the "Initial Agreement"), (ii) the Stock constitutes 48.98% of all of the issued and outstanding securities of TDA and there are no outstanding rights or options relating to the Stock, (iii) Seller has paid any and all stock transfer taxes relating to the transfer of the Stock, and (iv) TDA is a corporation duly organized, validly existing and in good standing under the laws of the state of Georgia. Simultaneously herewith Seller is delivering to Buyer a stock certificate evidencing the Stock and a duly executed stock power relating thereto.

     2. In payment for the Stock, Buyer is hereby paying Seller $837,000, receipt of which is hereby acknowledged by Seller.

     3. Buyer represents that it (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits of an investment in TDA, and (ii) is acquiring the Stock for its own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. Buyer understands that the Stock has not been registered under the Securities Act of 1933, as amended, and that the Stock must be held indefinitely unless it is subsequently registered under such act or an exemption therefrom is available. Buyer acknowledges having had an opportunity to discuss TDA's business, management and financial affairs with TDA's management. Buyer acknowledges that it is taking the Stock subject to all the provisions of the Initial Agreement applicable to "Telephone Marketing Programs, Inc." or "TMP."

     4. This agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous arrangements relating thereto, (ii) may be signed in counterparts, (iii) shall be governed by the laws of the state of New York (other than the conflicts of laws provisions thereof) and (iv) may not be amended, terminated or waived orally.

          IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                                   SELLER:


                                   /s/ Andrew J. McKelvey
                                   ---------------------------------
                                   Andrew J. McKelvey

                                   BUYER:
                                   MCKELVEY ENTERPRISES, INC.


                                   By: /s/ Thomas G. Collison
                                       -----------------------------